Exhibit 99.1
RingCentral Announces Second Quarter 2022 Results
Q2'22 results exceed high end of guidance across key metrics
Raises 2022 operating margin outlook; Maintains 2022 revenue outlook

Belmont, Calif. – August 2, 2022 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the second quarter ended June 30, 2022.
Second Quarter Financial Highlights

•Total revenue increased 28% year over year to $487 million.
•Subscriptions revenue increased 32% year over year to $463 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 31% year over year to $2.0 billion.
•Mid-market and Enterprise ARR increased 38% year over year to $1.2 billion.
•Net cash provided by operating activities was $51 million and non-GAAP free cash flow was $29 million. Free cash flow represented 6.0% as a percent of total revenue, up 220 basis points year over year.

“Our second quarter key metrics exceeded the high end of our guidance range and demonstrated our consistent execution,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “We continue to see the benefits of scale, with solid top line contributions complemented by increasing bottom line profitability. The market opportunity in front of us is large, and customers continue to gravitate to RingCentral because of our industry leading UCaaS and integrated CCaaS solution, proven reliability and broad geographic reach.”

“We achieved a record quarterly non-GAAP operating margin,” said Sonalee Parekh, RingCentral's CFO. “This showcases our ability to drive strong growth while increasing profitability. All while providing our customers with a leading product and a strong ROI.”
Financial Results for the Second Quarter 2022
•Revenue: Total revenue was $487 million for the second quarter of 2022, up from $379 million in the second quarter of 2021, representing 28% growth. Adjusted for constant currency, total revenue rose 30%. Subscriptions revenue of $463 million increased 32% year over year. Adjusted for constant currency, subscriptions revenue rose 33%.
•Operating Income (Loss): GAAP operating loss was ($108) million, compared to ($73) million in the same period last year, primarily driven by higher amortization of acquired intangibles. Non-GAAP operating income was $55 million, compared to a non-GAAP operating income of $39 million in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($1.68), compared to ($1.22) in the same period last year, primarily driven by higher amortization of acquired intangibles, and mark-to-market losses associated with investments. Diluted non-GAAP net income per share was $0.45, compared to $0.32 per share in the same period last year. The second quarters of 2022 and 2021 reflected an approximately 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the second quarter of 2022 was $306 million. Our cash balance reflects $25 million in cash paid for the share repurchases under the plan announced in December 2021.

Financial Outlook
Full Year 2022 Guidance:
•Maintaining subscriptions revenue range of $1.882 to $1.898 billion, representing annual growth of 27% to 28%.
•Maintaining total revenue range of $1.990 to $2.015 billion. This represents annual growth of 25% to 26%.
•GAAP operating margin range of (19.2%) to (18.3%) compared to the prior range of (20.1%) to (19.0%).
•Raising non-GAAP operating margin to 12.0%. This is up from our prior outlook of 11.5%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS to $1.91 to $1.95 based on 96 to 97 million fully diluted shares. This is up from our prior range of $1.83 to $1.87 based on 96 to 97 million fully diluted shares.
•Share-based compensation range of $415 to $425 million. As a percent of revenue, this represents over 250 basis points of improvement at the midpoint versus last year.
•Amortization of acquired intangibles of $173 million, third-party relocation and other costs of $19 million, and acquisition related and other matters of $4 million.
Third Quarter 2022 Guidance:
•Subscriptions revenue range of $473.5 to $476.5 million, representing year-over-year growth of 23% to 24%.
•Total revenue range of $500.0 to $504.0 million, representing year-over-year growth of 21% to 22%.
•GAAP operating margin range of (18.3%) to (17.1%).
•Non-GAAP operating margin of 12.5%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.50 to $0.51 based on 96 to 97 million fully diluted shares.
•Share-based compensation range of $105 to $110 million.
•Amortization of acquired intangibles of $44 million.

Additional Highlights
•Announced the launch of ‘Vodafone Business UC with RingCentral’ in Germany. This enables RingCentral’s flagship offering RingCentral Message Video Phone™ (MVP™) with Vodafone’s mobility and 5G capabilities. The solution gives companies more choice, flexibility and simplicity in how their employees communicate and collaborate - in the office, at home or on the go.
•Announced an expansion of the RingCentral Rooms hardware ecosystem and associated feature enhancements. With return to office becoming a focus for many organizations, 76% of respondents in a recent survey reported that technological improvements and upgrades to conference rooms is a key priority.
•Recognized by Frost & Sullivan as a Growth and Innovation leader in the Frost Radar™: North American Unified Communications-as-a-Service Market, 2021. Frost & Sullivan highlighted RingCentral's strong position in North America by leveraging creative partnerships. RingCentral's unwavering commitment to innovation and comprehensive–yet tiered service bundles were also highlighted.
•Comparably recognized RingCentral's CEO Vlad Shmunis as a top ten Best CEO for Women and Best CEO for Diversity. Additionally, the company earned a top 10 ranking for Best Leadership Team and Best Company for Career Growth.

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2022, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the second quarter of 2022 and outlook for the third quarter and full year of 2022.
•When: Tuesday, August 2, 2022 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q2 2022 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on August 9, 2022, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 412-317-6671 internationally with recording access code 10168368.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP®) global platform. More flexible and cost-effective than legacy on-premises PBX and video conferencing systems, RingCentral empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®,  the company’s video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and allows customers to customize business workflows easily. RingCentral is headquartered in Belmont, California, and has offices worldwide.
© 2022 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral MVP, RingCentral Video, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, third-party relocation and other costs tied to the conflict between Russia and Ukraine, and acquisition related and other matters including transaction costs, restructuring costs, acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations and certain litigation related costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, intercompany remeasurement gains or losses, acquisition related and other matters, amortization of acquired intangibles, third-party relocation and other costs tied to the conflict between Russia and Ukraine, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments, loss (gain) on early extinguishment of debt, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount and cash paid for strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-

GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
The Company has provided certain revenue related information adjusted for constant currency to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions.We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Will Wong, RingCentral
ir@ringcentral.com

Media Contact:
Brett Smith, RingCentral
brett.smith@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$306,497	$267,162
Accounts receivable, net	253,571	232,842
Deferred and prepaid sales commission costs	126,854	102,572
Prepaid expenses and other current assets	52,376	48,165
Total current assets	739,298	650,741
Property and equipment, net	178,240	166,910
Operating lease right-of-use assets	40,515	47,294
Long-term investments	113,220	210,445
Deferred and prepaid sales commission costs, non-current	758,687	723,448
Goodwill	53,780	55,490
Acquired intangibles, net	628,559	716,606
Other assets	7,122	8,105
Total assets	$2,519,421	$2,579,039
Liabilities, Temporary Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$96,647	$70,022
Accrued liabilities	318,272	279,798
Deferred revenue	207,044	176,450
Total current liabilities	621,963	526,270
Convertible senior notes, net	1,636,175	1,398,489
Operating lease liabilities	25,436	31,812
Other long-term liabilities	74,087	84,052
Total liabilities	2,357,661	2,040,623

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders' equity
Common stock	9	9
Additional paid-in capital	937,119	1,086,870
Accumulated other comprehensive income (loss)	(9,600)	644
Accumulated deficit	(965,217)	(748,556)
Total stockholders' equity	$(37,689)	$338,967
Total liabilities, temporary equity and stockholders’ equity	$2,519,421	$2,579,039

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Subscriptions	$462,984	$351,203	$902,911	$676,426
Other	23,912	28,070	51,641	55,203
Total revenues	486,896	379,273	954,552	731,629
Cost of revenues
Subscriptions	131,022	79,243	260,711	152,490
Other	27,168	25,680	52,953	49,414
Total cost of revenues	158,190	104,923	313,664	201,904
Gross profit	328,706	274,350	640,888	529,725
Operating expenses
Research and development	96,518	76,161	186,792	138,837
Sales and marketing	265,398	203,398	519,853	382,647
General and administrative	74,554	68,172	145,549	123,633
Total operating expenses	436,470	347,731	852,194	645,117
Loss from operations	(107,764)	(73,381)	(211,306)	(115,392)
Other income (expense), net
Interest expense	(1,203)	(15,942)	(2,435)	(32,220)
Other income (expense)	(49,500)	(21,223)	(94,719)	37,320
Other income (expense), net	(50,703)	(37,165)	(97,154)	5,100
Loss before income taxes	(158,467)	(110,546)	(308,460)	(110,292)
Provision for income taxes	1,048	410	2,027	850
Net loss	$(159,515)	$(110,956)	$(310,487)	$(111,142)
Net loss per common share
Basic and diluted	$(1.68)	$(1.22)	$(3.27)	$(1.22)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	95,130	91,181	94,854	90,909

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(310,487)	$(111,142)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	122,201	50,724
Share-based compensation	198,119	150,323
Amortization of deferred and prepaid sales commission costs	50,068	33,398
Amortization of debt discount and issuance costs	2,232	32,082
Loss on early extinguishment of debt	—	1,736
Repayment of convertible senior notes attributable to debt discount	—	(10,131)
Reduction of operating lease right-of-use assets	9,857	8,778
Unrealized loss (gain) on investments	98,045	(34,361)
Provision for bad debt	7,103	3,743
Other	1,736	70
Changes in assets and liabilities:
Accounts receivable	(27,832)	(26,589)
Deferred and prepaid sales commission costs	(108,349)	(86,378)
Prepaid expenses and other assets	(1,984)	6,562
Accounts payable	28,494	3,490
Accrued and other liabilities	20,147	24,912
Deferred revenue	30,594	23,359
Operating lease liabilities	(10,271)	(9,105)
Net cash provided by operating activities	109,673	61,471
Cash flows from investing activities
Purchases of property and equipment	(15,489)	(14,385)
Capitalized internal-use software	(26,232)	(19,600)
Purchases of intangible assets and long-term investments	(3,990)	(9,623)
Net cash used in investing activities	(45,711)	(43,608)
Cash flows from financing activities
Payments for repurchase or redemption of convertible senior notes	—	(333,632)
Payments for repurchase of common stock	(25,004)	—
Proceeds from issuance of stock in connection with stock plans	10,889	18,857
Payments for taxes related to net share settlement of equity awards	(3,182)	(11,566)
Payment for contingent consideration for business acquisition	(1,538)	(3,600)
Repayment of financing obligations	(3,092)	(2,295)
Net cash used in financing activities	(21,927)	(332,236)
Effect of exchange rate changes	(2,700)	(183)
Net increase (decrease) in cash, cash equivalents, and restricted cash	39,335	(314,556)
Cash, cash equivalents, and restricted cash
Beginning of period	267,162	639,853
End of period	$306,497	$325,297

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Subscriptions	$462,984	$351,203	$902,911	$676,426
Other	23,912	28,070	51,641	55,203
Total revenues	486,896	379,273	954,552	731,629
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	131,022	79,243	260,711	152,490
Share-based compensation	(6,648)	(5,853)	(13,844)	(9,831)
Amortization of acquired intangibles	(42,758)	(11,002)	(85,859)	(21,620)
Third-party relocation and other costs	(1,155)	—	(1,155)	—
Acquisition related and other matters	(156)	—	(156)	—
Non-GAAP Subscriptions cost of revenues	80,305	62,388	159,697	121,039

GAAP Other cost of revenues	27,168	25,680	52,953	49,414
Share-based compensation	(2,231)	(2,347)	(4,639)	(4,003)
Amortization of acquired intangibles	(19)	—	(31)	—
Non-GAAP Other cost of revenues	24,918	23,333	48,283	45,411
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.7%	82.2%	82.3%	82.1%
Non-GAAP Other	(4.2)%	16.9%	6.5%	17.7%
Non-GAAP Gross profit	78.4%	77.4%	78.2%	77.2%
Operating expenses reconciliation
GAAP Research and development	96,518	76,161	186,792	138,837
Share-based compensation	(23,761)	(22,380)	(48,159)	(37,029)
Third-party relocation and other costs	(12,541)	—	(16,092)	—
Acquisition related and other matters	(89)	—	(339)	—
Non-GAAP Research and development	60,127	53,781	122,202	101,808
As a % of total revenues non-GAAP	12.3%	14.2%	12.8%	13.9%

GAAP Sales and marketing	265,398	203,398	519,853	382,647
Share-based compensation	(39,697)	(38,618)	(81,610)	(63,385)
Amortization of acquired intangibles	(915)	(971)	(1,852)	(1,941)
Third-party relocation and other costs	(14)	—	(14)	—
Acquisition related and other matters	(737)	—	(937)	—
Non-GAAP Sales and marketing	224,035	163,809	435,440	317,321
As a % of total revenues non-GAAP	46.0%	43.2%	45.6%	43.4%

GAAP General and administrative	74,554	68,172	145,549	123,633
Share-based compensation	(29,982)	(30,502)	(56,413)	(47,945)
Third-party relocation and other costs	(694)	—	(1,469)	—
Acquisition related and other matters	(1,534)	(499)	(2,558)	(937)
Non-GAAP General and administrative	42,344	37,171	85,109	74,751
As a % of total revenues non-GAAP	8.7%	9.8%	8.9%	10.2%
Income (loss) from operations reconciliation
GAAP loss from operations	(107,764)	(73,381)	(211,306)	(115,392)
Share-based compensation	102,319	99,700	204,665	162,193
Amortization of acquired intangibles	43,692	11,973	87,742	23,561
Third-party relocation and other costs	14,404	—	18,730	—
Acquisition related and other matters	2,516	499	3,990	937
Non-GAAP Income from operations	55,167	38,791	103,821	71,299
Non-GAAP Operating margin	11.3%	10.2%	10.9%	9.7%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) reconciliation
GAAP net loss	$(159,515)	$(110,956)	$(310,487)	$(111,142)
Share-based compensation	102,319	99,700	204,665	162,193
Amortization of acquired intangibles	43,692	11,973	87,742	23,561
Third-party relocation and other costs	14,404	—	18,730	—
Acquisition related and other matters	2,502	499	3,976	937
Amortization of debt discount and issuance costs	1,116	15,882	2,232	32,082
Loss (gain) associated with investments	48,769	20,138	94,245	(39,459)
Loss (gain) on early extinguishment of debt	—	1,078	—	1,736
Intercompany remeasurement loss	456	75	484	810
Income tax expense effects	(10,986)	(8,320)	(21,286)	(15,253)
Non-GAAP net income	$42,757	$30,069	$80,301	$55,465
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	95,130	91,181	94,854	90,909
Effect of dilutive securities	932	1,714	1,002	2,032
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	96,062	92,895	95,856	92,941

Diluted net income (loss) per share
GAAP net loss per share	$(1.68)	$(1.22)	$(3.27)	$(1.22)
Non-GAAP net income per share	$0.45	$0.32	$0.84	$0.60

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$50,678	$24,516	$109,673	$61,471
Repayment of convertible senior notes attributable to debt discount	—	5,419	—	10,131
Non-GAAP net cash provided by operating activities	50,678	29,935	109,673	71,602
Purchases of property and equipment	(8,637)	(5,664)	(15,489)	(14,385)
Capitalized internal-use software	(12,641)	(9,843)	(26,232)	(19,600)
Non-GAAP free cash flow	$29,400	$14,428	$67,952	$37,617

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q3 2022		FY 2022
	Low Range	High Range	Low Range	High Range
GAAP revenues	500.0	504.0	1,990.0	2,015.0

GAAP loss from operations	(91.5)	(86.0)	(381.9)	(368.9)
GAAP operating margin	(18.3%)	(17.1%)	(19.2%)	(18.3%)
Share-based compensation	110.0	105.0	425.0	415.0
Amortization of acquired intangibles	44.0	44.0	173.0	173.0
Third-party relocation and other costs	—	—	18.7	18.7
Acquisition related and other matters	—	—	4.0	4.0
Non-GAAP income from operations	62.5	63.0	238.8	241.8
Non-GAAP operating margin	12.5%	12.5%	12.0%	12.0%